Exhibit 21(a)

Subsidiaries of Illinova Corporation and Illinois Power Company


                                                     State or Jurisdiction
Name                                                    of Incorporation
----                                                 ---------------------

Illinova Corporation                                       Illinois
     Illinois Power Company                                Illinois
          IP Gas Supply Company                            Illinois
          Illinois Power Fuel Company (1)                  Illinois
          Illinois Power Capital, L.P. (2)                 Delaware
          Illinois Power Financing I                       Delaware
     Illinova Generating Company                           Illinois
          Electric Energy, Inc. (3)                        Illinois
          IPG Canfield Co.                                 Illinois
          IPG Dominguez Co.                                Illinois
          IPG Eastern, Inc.                                Illinois
          IPG Ferndale, Inc.                               Illinois
          IPG Frederickson, Inc.                           Illinois
          IGC Solutions, Inc.
               (formerly IPG LAP Cogen, Inc.)              Illinois
          IPG Panorama Co.                                 Illinois
          IPG Paris, Inc.                                  Illinois
          IPG Western, Inc.                                Illinois
          IGC Acquisition Co.
               (formerly IPG Aztec Co.)                    Illinois
          IGC Brazos, Inc.                                 Illinois
          IGC Development Company                          Illinois
          IGC International, Inc.                          Cayman Islands
          IGC Sub Co., Inc.                                Illinois
          ICG White Oak Energy Investors, Inc.             Illinois
          ECI Energy, Ltd. (4)                             Delaware
          North American Energy Services Co. (5)           Washington
          IGC ELCO Partnership, LLC (6)                    Cayman Islands
          IGC Jamaica Partnership, LLC (7)                 Cayman Islands
          IGC International II, Inc.                       Cayman Islands
          IGC Flores Partnership, LLC (8)                  Cayman Islands
          IGC Flores Partnership II, LLC (9)               Cayman Islands
          FIG Leasing International, LLC (10)              Cayman Islands
          FIG Leasing International III, Inc.              Cayman Islands
          FIG Equipment, LLC (11)                          Cayman Islands
          IGC Aguatia Partners (12)                        Cayman Islands
          IGC-ABC Shanghai Co., Ltd.                       Mauritius
               IGC-ZJ XC Company (13)                      Mauritius
          IGC Mauritius International Company              Mauritius
          IGC Uch, LLC                                     Cayman Islands
     Illinova Power Marketing, Inc.                        Delaware
          Tenaska Marketing Ventures (14)                  Nebraska
     Illinova Insurance Company                            Vermont
          Illinova Energy Partners, Inc.                   Delaware

(1) Illinois Power Company owns 50% of the common stock of Illinois Power Fuel Company.

(2)    Illinois Power Company is the general partner in
  Illinois Power   Capital, L.P., with a 3% equity ownership
  share. Illinois Power Capital is consolidated in the accounts of Illinois Power Company.

(3) Illinova Generating Company owns 20% of the common stock of EEI.

(4) Illinova Generating Company owns 47.5% of the voting common stock of ECI Energy, Ltd..

(5) Illinova Generating Company owns 50% of the common stock of North American Energy Services Company.

(6)  Illinova Generating Company owns 1% and IGC
  International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% of ELCO
  Partnership LLC.

(7)   IGC International, Inc. (a wholly-owned subsidiary of
  Illinova Generating Company) owns 99% and IGC
  International II, Inc. (a wholly-owned
  subsidiary of Illinova Generating Company) owns 1% of IGC Jamaica Partnership, LLC.

(8)   IGC International, Inc. (a wholly-owned subsidiary of
  Illinova Generating Company) owns 99% and IGC
  International II, Inc. (a wholly-owned
  subsidiary of Illinova Generating Company) owns 1% of IGC Flores Partnership, LLC.

(9)  IGC International, Inc. (a wholly-owned subsidiary of
  Illinova Generating Company) owns 99% and IGC
  International II, Inc. (a wholly-owned
  subsidiary of Illinova Generating Company) owns 1% of IGC Flores Partnership II, LLC.

(10)  IGC Flores Partnership, LLC (a subsidiary of IGC
  International, Inc. and IGC International II,
  Inc.) owns 50% and IGC Flores Partnership II,
  LLC (a subsidiary of IGC International Inc. and
  IGC International II, Inc.) owns 50% of FIG Leasing
  International, LLC.

(11) IGC International, Inc. (a wholly-owned subsidiary of
  Illinova Generating Company) owns 99% and IGC International II,
  Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of FIG Equipment, LLC.

(12)       IGC International, Inc. (a wholly-owned
  subsidiary of Illinova Generating Company) owns 99% and IGC
  International II, Inc. (a wholly-owned subsidiary of Illinova
  Generating Company) owns 1% of IGC Aguaytia Partners, LLC.

(13) IGC International II, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC
  International Inc. (a wholly owned subsidiary of IGC) owns 1% of IGC-ZJ XC Company.

(14) Illinova Power Marketing, Inc. owns 50% of the equity of Tenaska Marketing Ventures.